Exhibit 99.1

EARNINGS RELEASE PR Contact: Laurie Schalow (949) 524-4035 MediaRelations@chipotle.com

IR Contact: Cindy Olsen, CFA (949) 524-4205 Cindy.Olsen@chipotle.com
CHIPOTLE ANNOUNCES SECOND QUARTER 2024 RESULTS
COMPARABLE SALES INCREASE 11% DRIVEN BY OVER 8% TRANSACTION GROWTH AS MARGINS EXPAND

NEWPORT BEACH, Calif. – July 24, 2024 – Chipotle Mexican Grill, Inc. (NYSE: CMG) today reported financial results for its second quarter ended June 30, 2024.
Second quarter highlights, year over year:
•Total revenue increased 18.2% to $3.0 billion
•Comparable restaurant sales increased 11.1%
•Operating margin was 19.7%, an increase from 17.2%
•Restaurant level operating margin was 28.9%1, an increase of 140 basis points
•Diluted earnings per share was $0.33, a 32.0% increase from $0.25. Adjusted diluted earnings per share, which excluded a $0.01 after-tax impact from an unrealized loss on a long-term investment and an increase in legal reserves, was $0.341, a 36.0% increase from $0.251
•Opened 52 new company-operated restaurants with 46 locations including a Chipotlane, and one international licensed restaurant

"The second quarter was outstanding as successful brand marketing, including the return of Chicken Al Pastor, drove strong demand to our restaurants. Our focus and training around throughput paid off as we were able to meet the stronger demand trends with terrific service and speed driving over 8% transaction growth in the quarter,” said Brian Niccol, Chairman and CEO, Chipotle.
Common Stock Split Completed
On June 26, 2024, we executed a 50-for-1 stock split of our common stock with a record date of June 18, 2024, and proportionately increased the number of authorized shares of common stock to reflect the effect of the stock split.
Results for the three months ended June 30, 2024:
Total revenue in the second quarter was $3.0 billion, an increase of 18.2% compared to the second quarter of 2023. The increase in total revenue was driven by new restaurant openings and an 11.1% increase in comparable restaurant sales due to higher transactions of 8.7% and a 2.4% increase in average check. Digital sales represented 35.3% of total food and beverage revenue.
During the second quarter we opened 52 new company-operated restaurants, of which 46 included a Chipotlane, and one international licensed restaurant. These formats continue to perform well and are helping enhance guest access and convenience, as well as increase new restaurant sales, margins, and returns.
Food, beverage and packaging costs in the second quarter of 2024 were 29.4% of total revenue, in line with the second quarter of 2023. The benefit of last year’s menu price increase was partially offset by inflation of avocados, and, to a lesser extent, increased oil usage for frying chips and higher incidence of beef as a result of the continued success of our Braised Beef Barbacoa marketing initiative.
1Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.

Restaurant level operating margin in the second quarter was 28.9%1 compared to 27.5%1 in the second quarter of 2023. The improvement was primarily driven by the benefit of sales leverage, partially offset by wage and ingredient inflation.
General and administrative expenses for the second quarter were $175.0 million on a GAAP basis, or $171.3 million1 on a non-GAAP basis, excluding a $3.8 million increase in legal reserves. GAAP and non-GAAP general and administrative expenses for the second quarter also include $121.9 million of underlying general and administrative expenses, $43.5 million of non-cash stock compensation, and $5.9 million of higher performance-based accruals and payroll taxes on equity vesting and exercises.
The effective income tax rate for the second quarter was 25.0% compared to 23.8% in the second quarter of 2023. The increase in the effective income tax rate was primarily due to a decrease in tax benefits related to option exercises and equity vesting, partially offset with a decrease in tax reserves.

Net income for the second quarter was $455.7 million, or $0.33 per diluted share, compared to $341.8 million, or $0.25 per diluted share in the second quarter of 2023. In the second quarter of 2024, excluding the $0.01 after-tax impact from an unrealized loss on a long-term investment and an increase in legal reserves, adjusted net income was $463.0 million1 and adjusted diluted earnings per share was $0.341.
During the second quarter we repurchased $151.4 million of stock at an average price per share of $63.52. As of June 30, 2024, $647.7 million remained available under share repurchase authorizations from our Board of Directors, including an additional $400 million in authorized repurchases approved by the Board on June 5, 2024. The repurchase authorization may be modified, suspended, or discontinued at any time.
More information will be available in our Quarterly Report on Form 10-Q, which will be filed with the SEC by the end of July.
Outlook
For 2024, management is anticipating the following:
•Full year comparable restaurant sales growth in the mid to high-single digit range
•285 to 315 new restaurant openings with over 80% having a Chipotlane
•An estimated underlying effective full year tax rate between 25% and 27% before discrete items
Definitions
The following definitions apply to these terms as used throughout this release:
•Comparable restaurant sales, or sales comps, and comparable restaurant transactions, represent the change in period-over-period total revenue or transactions for restaurants in operation for at least 13 full calendar months.
•Average restaurant sales refer to the average trailing 12-month food and beverage revenue for restaurants in operation for at least 12 full calendar months.
•Restaurant level operating margin represents total revenue less direct restaurant operating costs, expressed as a percent of total revenue.
•Digital sales represent food and beverage revenue generated through the Chipotle website, Chipotle app or third-party delivery aggregators. Digital sales include revenue deferrals associated with Chipotle Rewards.
Conference Call Details
Chipotle will host a conference call on Wednesday, July 24, 2024, at 4:30 PM Eastern time to discuss second quarter 2024 financial results as well as provide a business update for the third quarter 2024.
The conference call can be accessed live over the phone by dialing 1-888-317-6003, or for international callers by dialing 1-412-317-6061, and use code: 5419901. The call will be webcast live from the company's website on the investor relations page at ir.chipotle.com/events. An archived webcast will be available approximately one hour after the end of the call.
1Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.

About Chipotle
Chipotle Mexican Grill, Inc. (NYSE: CMG) is cultivating a better world by serving responsibly sourced, classically-cooked, real food with wholesome ingredients without artificial colors, flavors or preservatives. There are over 3,500 restaurants as of June 30, 2024, in the United States, Canada, the United Kingdom, France, Germany, and Kuwait and it is the only restaurant company of its size that owns and operates all its restaurants in North America and Europe. Chipotle is ranked on the Fortune 500 and is recognized on Fortune’s Most Admired Companies 2024 list and Time Magazine’s Most Influential Companies. With over 120,000 employees passionate about providing a great guest experience, Chipotle is a longtime leader and innovator in the food industry. Chipotle is committed to making its food more accessible to everyone while continuing to be a brand with a demonstrated purpose as it leads the way in digital, technology and sustainable business practices. For more information or to place an order online, visit WWW.CHIPOTLE.COM.
Forward-Looking Statements
Certain statements in this press release and in the July 24, 2024, conference call are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements under “Outlook” about our anticipated full year 2024 comparable restaurant sales growth, goals for number of new restaurant openings, and estimated underlying effective full year tax rate, as well as statements about expected restaurants with Chipotlanes, our ability to achieve our long-term target of more than doubling our business in North America and expanding internationally, our rate of expansion, future food costs, future labor costs, future general and administrative and other costs, future estimated tax rates and future long-term prospects. We use words such as “anticipate”, “believe”, “could”, “should”, “may”, “approximately”, “estimate”, “expect”, “intend”, “project”, “target”, "goal" and similar terms and phrases, including references to assumptions, to identify forward-looking statements. The forward-looking statements in this press release are based on currently available operating, financial and competitive information available to us as of the date of this release and we assume no obligation to update these forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements, including but not limited to: increasing wage inflation, including as a result of state or local regulations mandating higher minimum wages, and the competitive labor market, which impacts our ability to attract and retain qualified employees and has resulted in occasional staffing shortages; the impact of any union organizing efforts and our responses to such efforts; increasing supply costs; risks of food safety incidents and food-borne illnesses; risks associated with our reliance on certain information technology systems and potential material failures, interruptions or outages; privacy and cyber security risks, including risk of breaches, unauthorized access, theft, modification, destruction or ransom of guest or employee personal or confidential information stored on our network or the network of third party providers; the impact of competition, including from sources outside the restaurant industry; the impact of federal, state or local government regulations relating to our employees, employment practices, restaurant design and construction, and the sale of food or alcoholic beverages; our ability to achieve our planned growth, such as the costs and availability of suitable new restaurant sites, construction materials and contractors; the expected costs and risks related to our international expansion, including through licensed restaurants in the Middle East; increases in ingredient and other operating costs due to inflation, global conflicts, severe weather and climate change, our Food with Integrity philosophy, tariffs or trade restrictions; intermittent supply shortages relating to our Food with Integrity philosophy, rapid expansion and supply chain disruptions; the uncertainty of our ability to achieve expected levels of comparable restaurant sales due to factors such as changes in guests' perceptions of our brand, including as a result of negative publicity or social media posts, decreased consumer spending (including as a result of higher inflation, mass layoffs, fear of possible recession and higher energy prices), or the inability to increase menu prices or realize the benefits of menu price increases; risks associated with our digital business, including risks arising from our reliance on third party delivery services and the IT infrastructure; litigation risks, including possible governmental actions and potential class action litigation related to food safety incidents, cybersecurity incidents, employment or privacy laws, advertising claims, contract disputes or other matters; and other risk factors described from time to time in our SEC reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, all of which are available on the investor relations page of our website at ir.Chipotle.com.

1Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.

CHIPOTLE MEXICAN GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,
	2024		2023
Food and beverage revenue	$2,954,913	99.4%	$2,497,509	99.3%
Delivery service revenue	18,204	0.6	17,292	0.7
Total revenue	2,973,117	100.0	2,514,801	100.0
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage and packaging	873,673	29.4	738,664	29.4
Labor	716,627	24.1	611,678	24.3
Occupancy	138,663	4.7	123,897	4.9
Other operating costs	384,754	12.9	349,707	13.9
General and administrative expenses	175,028	5.9	156,496	6.2
Depreciation and amortization	83,562	2.8	78,771	3.1
Pre-opening costs	8,995	0.3	7,538	0.3
Impairment, closure costs, and asset disposals	5,762	0.2	16,240	0.6
Total operating expenses	2,387,064	80.3	2,082,991	82.8
Income from operations	586,053	19.7	431,810	17.2
Interest and other income, net	21,861	0.7	16,446	0.7
Income before income taxes	607,914	20.4	448,256	17.8
Provision for income taxes	152,243	5.1	106,466	4.2
Net income	$455,671	15.3%	$341,790	13.6%
Earnings per share:
Basic	$0.33		$0.25
Diluted	$0.33		$0.25
Weighted-average common shares outstanding:
Basic	1,372,800		1,380,222
Diluted	1,381,518		1,387,372

CHIPOTLE MEXICAN GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Six months ended June 30,
	2024		2023
Food and beverage revenue	$5,639,361	99.4%	$4,848,518	99.3%
Delivery service revenue	35,605	0.6	34,863	0.7
Total revenue	5,674,966	100.0	4,883,381	100.0
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage and packaging	1,652,749	29.1	1,431,223	29.3
Labor	1,376,077	24.2	1,195,472	24.5
Occupancy	274,362	4.8	245,828	5.0
Other operating costs	770,528	13.6	712,913	14.6
General and administrative expenses	379,653	6.7	304,836	6.2
Depreciation and amortization	166,805	2.9	155,356	3.2
Pre-opening costs	16,206	0.3	13,736	0.3
Impairment, closure costs, and asset disposals	11,241	0.2	24,601	0.5
Total operating expenses	4,647,621	81.9	4,083,965	83.6
Income from operations	1,027,345	18.1	799,416	16.4
Interest and other income, net	41,225	0.7	25,395	0.5
Income before income taxes	1,068,570	18.8	824,811	16.9
Provision for income taxes	253,612	4.5	191,377	3.9
Net income	$814,958	14.4%	$633,434	13.0%
Earnings per share:
Basic	$0.59		$0.46
Diluted	$0.59		$0.46
Weighted-average common shares outstanding:
Basic	1,372,488		1,380,711
Diluted	1,381,347		1,388,386

CHIPOTLE MEXICAN GRILL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	June 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$806,528	$560,609
Accounts receivable, net	97,542	115,535
Inventory	35,560	39,309
Prepaid expenses and other current assets	91,852	117,462
Income tax receivable	71,529	52,960
Investments	683,287	734,838
Total current assets	1,786,298	1,620,713
Leasehold improvements, property and equipment, net	2,265,694	2,170,038
Long-term investments	972,644	564,488
Restricted cash	27,664	25,554
Operating lease assets	3,770,997	3,578,548
Other assets	74,599	63,082
Goodwill	21,939	21,939
Total assets	$8,919,835	$8,044,362
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$203,480	$197,646
Accrued payroll and benefits	223,410	227,537
Accrued liabilities	169,631	147,688
Unearned revenue	182,331	209,680
Current operating lease liabilities	264,304	248,074
Total current liabilities	1,043,156	1,030,625
Long-term operating lease liabilities	4,014,454	3,803,551
Deferred income tax liabilities	83,298	89,109
Other liabilities	67,107	58,870
Total liabilities	5,208,015	4,982,155
Shareholders' equity:
Preferred stock, $0.01 par value, 600,000 shares authorized, no shares issued as of June 30, 2024 and December 31, 2023, respectively	-	-
Common stock, $0.01 par value, 11,500,000 shares authorized, 1,371,372 and 1,874,139 shares issued as of June 30, 2024 and December 31, 2023, respectively	13,713	18,741
Additional paid-in capital	2,023,802	1,937,794
Treasury stock, at cost, 0 and 502,843 common shares as of June 30, 2024 and December 31, 2023, respectively	-	(4,944,656)
Accumulated other comprehensive loss	(8,514)	(6,657)
Retained earnings	1,682,819	6,056,985
Total shareholders' equity	3,711,820	3,062,207
Total liabilities and shareholders' equity	$8,919,835	$8,044,362

CHIPOTLE MEXICAN GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six months ended June 30,
	2024	2023
Operating activities
Net income	$814,958	$633,434
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	166,805	155,356
Deferred income tax provision	(5,826)	7,827
Impairment, closure costs, and asset disposals	9,917	24,173
Provision for credit losses	(155)	312
Stock-based compensation expense	81,243	50,756
Other	4,511	(9,237)
Changes in operating assets and liabilities:
Accounts receivable	18,331	44,027
Inventory	3,763	(313)
Prepaid expenses and other current assets	20,348	(21,365)
Operating lease assets	135,881	121,363
Other assets	1,769	3,455
Accounts payable	7,802	(10,783)
Accrued payroll and benefits	(4,438)	7,597
Accrued liabilities	17,056	(66)
Unearned revenue	(22,260)	(19,894)
Income tax payable/receivable	(18,565)	146,177
Operating lease liabilities	(101,348)	(100,794)
Other long-term liabilities	2,020	5,521
Net cash provided by operating activities	1,131,812	1,037,546
Investing activities
Purchases of leasehold improvements, property and equipment	(273,193)	(257,601)
Purchases of investments	(738,434)	(590,656)
Maturities of investments	374,373	220,565
Net cash used in investing activities	(637,254)	(627,692)
Financing activities
Acquisition of treasury stock	(172,368)	(221,754)
Tax withholding on stock-based compensation awards	(73,011)	(67,474)
Other financing activities	(29)	115
Net cash used in financing activities	(245,408)	(289,113)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,121)	265
Net change in cash, cash equivalents, and restricted cash	248,029	121,006
Cash, cash equivalents, and restricted cash at beginning of period	586,163	408,966
Cash, cash equivalents, and restricted cash at end of period	$834,192	$529,972
Supplemental disclosures of cash flow information
Income taxes paid	$277,427	$33,252
Purchases of leasehold improvements, property and equipment accrued in accounts payable and accrued liabilities	$76,304	$55,904
Acquisition of treasury stock accrued in accounts payable and accrued liabilities	$9,803	$2,406

CHIPOTLE MEXICAN GRILL, INC.
SUPPLEMENTAL FINANCIAL AND OTHER DATA
(dollars in thousands)
(unaudited)

	For the three months ended
	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023
Company-operated restaurants opened	52	47	121	62	47
Chipotle permanent closures	(1)	(3)	(2)	(1)	-
Chipotle relocations	-	(2)	(3)	(2)	(3)
Non-Chipotle permanent closures	-	-	-	(6)	-
Company-operated restaurants at end of period	3,530	3,479	3,437	3,321	3,268
Average restaurant sales	$3,146	$3,082	$3,018	$2,972	$2,941
Comparable restaurant sales increase	11.1%	7.0%	8.4%	5.0%	7.4%

	For the three months ended
	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023
Licensed restaurants opened	1	-	-	-	-
Licensed restaurants at end of period	1	-	-	-	-

CHIPOTLE MEXICAN GRILL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Below are definitions of the non-GAAP financial measures in this release. The following tables provide a reconciliation of non-GAAP financial measures presented in this release to the most directly comparable financial measures calculated and presented in accordance with GAAP.
Adjusted net income is net income excluding expenses related to restaurant and corporate asset impairment, corporate restructuring, certain legal proceedings, and loss on investments. Adjusted general and administrative expense is general and administrative expense excluding expenses related to corporate restructuring and certain legal proceedings. The adjusted effective income tax rate is the effective income tax rate adjusted to reflect the after tax impact of non-GAAP adjustments. Restaurant Level Operating Margin is equal to the revenues generated by our restaurants less their direct operating costs which consist of food, beverage and packaging, labor, occupancy and other operating costs. This performance measure primarily includes the costs that restaurant level managers can directly control and excludes other costs that are essential to conduct our business. Management uses restaurant level operating margin as a measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. We present these non-GAAP measures in order to facilitate meaningful evaluation of our operating performance across periods. These adjustments are intended to provide greater transparency of underlying performance and to allow investors to evaluate our business on the same basis as our management, which uses these non-GAAP measures in evaluating the company’s performance. Our adjusted net income, adjusted diluted earnings per share, adjusted general and administrative expenses, adjusted effective income tax rate and restaurant level operating margin measures may not be comparable to other companies’ adjusted measures. These adjustments are not necessarily indicative of what our actual financial performance would have been during the periods presented and should be viewed in addition to, and not as an alternative to, our results prepared in accordance with GAAP. Further details regarding these adjustments are included in the tables below.

CHIPOTLE MEXICAN GRILL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted Net Income and Adjusted Diluted Earnings per Share
(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30,
	2024	2023
Net income	$455,671	$341,790
Non-GAAP adjustments:
Impairment and exit costs:
Restaurant asset impairment and other restaurant exit costs(1)	-	4,765
Corporate asset impairment(2)	-	3,735
Corporate Restructuring:
Employee related and other restructuring costs(3)	-	3,495
Legal proceedings(4)	3,775	-
Investment(5)	6,016	-
Total non-GAAP adjustments	9,791	11,995
Tax effect of non-GAAP adjustments above(6)	(2,471)	(2,891)
After tax impact of non-GAAP adjustments	7,320	9,104
Adjusted net income	$462,991	$350,894

Diluted weighted-average number of common shares outstanding	1,381,518	1,387,372
Diluted earnings per share	$0.33	$0.25
Adjusted diluted earnings per share	$0.34	$0.25

(1)Operating lease asset and leasehold improvements, property, plant and equipment impairment charges and other expenses for restaurants due to closures, relocations, or underperformance.
(2)Operating lease asset and leasehold improvements, property, plant and equipment impairment charges and other expenses for offices or other corporate assets.
(3)Charges for employee severance, stock modifications and third-party vendors related to the May 2023 optimization of our organizational structure.
(4)Charges for estimated settlements for distinct legal matters that exceeded or are expected to exceed typical costs for these types of legal proceedings.
(5)Charges for an unrealized loss in a long-term investment.
(6)Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

CHIPOTLE MEXICAN GRILL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted General and Administrative Expenses
(in thousands)
(unaudited)

	Three months ended June 30,
	2024	2023
General and administrative expenses	$175,028	$156,496
Non-GAAP adjustments:
Restructuring expense(1)	-	(3,495)
Legal proceedings(2)	(3,775)	-
Total non-GAAP adjustments	(3,775)	(3,495)
Adjusted general and administrative expenses	$171,253	$153,001
(1)For three months ended June 30, 2023, costs for employee severance, stock modifications and third party related to the May 2023 optimization of our organizational structure.
(2)Charges for estimated settlements for distinct legal matters that exceeded or are expected to exceed typical costs for these types of legal proceedings.

CHIPOTLE MEXICAN GRILL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted Effective Income Tax Rate
(unaudited)

	Three months ended June 30,
	2024	2023
Effective income tax rate	25.0%	23.8%
Tax impact of non-GAAP adjustments(1)	-	-
Adjusted effective income tax rate	25.0%	23.8%
(1)Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

CHIPOTLE MEXICAN GRILL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Restaurant Level Operating Margin
(in thousands)
(unaudited)

	Three months ended June 30,
	2024	Percent of total revenue	2023	Percent of total revenue
Income from operations	$586,053	19.7%	$431,810	17.2%
Non-GAAP Adjustments
General and administrative expenses	175,028	5.9	156,496	6.2
Depreciation and amortization	83,562	2.8	78,771	3.1
Pre-opening costs	8,995	0.3	7,538	0.3
Impairment, closure costs, and asset disposals	5,762	0.2	16,240	0.6
Total non-GAAP Adjustments	$273,347	9.2%	$259,045	10.3%
Restaurant level operating margin	$859,400	28.9%	$690,855	27.5%